Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
SVP FP&A & Investor Relations
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

Fourth Quarter 2024 Highlights

◾	Sales of $540 million, down 1% on a reported basis and down 5% organically

◾	Operating margin of 16.5%, up 210 bps; adjusted operating margin of 16.8%, up 100 bps

◾	Diluted EPS of $2.02, up 21%; adjusted diluted EPS of $2.05, up 4%

◾	Closed the acquisition of I-CON Systems, Inc. on January 2, 2025

Full Year 2024 Highlights

◾	Sales of $2.25 billion, up 10% on a reported basis and down 1% organically

◾	Operating margin of 17.3%, up 20 bps; adjusted operating margin of 17.7%, down 10 bps

◾	Diluted EPS of $8.69, up 11%; adjusted diluted EPS of $8.86, up 7%

◾	Operating cash flow of $361 million and free cash flow of $332 million, a 16% and 18% increase, respectively

Note changes in performance are relative to fourth quarter and year ended December 31, 2023

North Andover, Mass., February 10, 2025 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the fourth quarter and full year 2024.

Chief Executive Officer Robert J. Pagano Jr. commented, “We closed out 2024 with record results for the quarter and full year, including record operating income, adjusted earnings per share and full year sales. I would like to commend the Watts team for their dedication throughout 2024 as we delivered on our commitments to serve our customers, executed on new product development and advanced our long-term strategy.”

“We are also pleased to have completed the acquisition of I-CON Systems on January 2, 2025, which will enable expansion of our digital offerings and provide growth opportunities in the correctional facility niche of the institutional market. The integration is underway and is progressing well.”

Mr. Pagano concluded, “As we enter 2025, we are monitoring ongoing geo-political uncertainty and mixed global markets. We are taking actions to adjust our cost structure and are confident that our experienced team is well-equipped to navigate current market conditions. Our balance sheet remains strong, and our robust cash flow continues to support strategic investment into the business and return of capital to shareholders. We will continue to invest for the future and position ourselves to capitalize on growth opportunities aligned to favorable, secular trends. We are confident that our resilient business strategy will drive sustainable, long-term growth and shareholder value creation.”

A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,				Year ended December 31,
(In millions, except per share information)	2024	2023	% Change		2024	2023	% Change
Net sales	$540.4	$547.5	(1)%		$2,252.2	$2,056.3	10%
Organic sales growth % (1)			(5)%				(1)%

Operating income	$89.0	$78.8	13%		$390.4	$350.9	11%
Operating margin %	16.5%	14.4%	210	bps	17.3%	17.1%	20	bps

Adjusted operating income (1)	$90.9	$86.4	5%		$399.6	$365.2	9%
Adjusted operating margin % (1)	16.8%	15.8%	100	bps	17.7%	17.8%	(10)	bps

Diluted earnings per share	$2.02	$1.67	21%		$8.69	$7.82	11%
Special items (1)	0.03	0.30			0.17	0.45
Adjusted diluted earnings per share (1)	$2.05	$1.97	4%		$8.86	$8.27	7%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, special items, adjusted diluted earnings per share and free cash flow represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

Fourth Quarter Financial Highlights

Fourth quarter 2024 performance relative to fourth quarter 2023

Sales of $540 million decreased 1% on a reported basis and 5% on an organic basis. Incremental sales from acquisitions within the Americas totaled $23 million and contributed 4% to reported growth. Organic sales growth within Asia Pacific, Middle East and Africa (“APMEA”) was more than offset by declines in the Americas and Europe primarily due to fewer shipping days, which accounted for approximately 5% of the sales decrease. Foreign exchange movements had an immaterial impact on sales.

Operating margin increased 210 basis points on a reported basis and 100 basis points on an adjusted basis. Adjusted operating margin increased primarily due to favorable price and productivity, which more than offset volume deleverage from fewer shipping days, inflation and the dilutive impact of the Bradley acquisition. Operating margin was favorably impacted by the decrease in restructuring and acquisition-related charges.

Regional Performance

Americas

Sales of $398 million increased 3% on a reported basis and declined 3% on an organic basis. The acquisitions of Bradley and Josam contributed $23 million of incremental sales, or 6% to reported growth. Organic sales decreased primarily due to fewer shipping days, which decreased sales by mid-single-digits and more than offset price realization.

Segment margin increased 160 basis points as benefits from price realization and productivity more than offset inflation, volume deleverage and the dilutive impact of the Bradley acquisition.

Europe

Sales of $109 million decreased 15% on a reported and organic basis. Sales declined as a result of lower volumes due to fewer shipping days and declines in the OEM channel, which was impacted by reduced government energy incentives and continued heat pump and wholesale channel destocking. Foreign exchange movements had an immaterial impact on sales.

Segment margin decreased 480 basis points as volume deleverage and inflation more than offset benefits from productivity.

APMEA

Sales of $34 million increased 4% on a reported basis and 3% on an organic basis. Favorable foreign exchange movements increased sales by 1%. Sales increased due to growth in China and the Middle East, which was partly offset by a decline in Australia and New Zealand driven by fewer shipping days.

Segment margin increased 490 basis points as benefits from higher trade and affiliates sales volume as well as productivity more than offset inflation and incremental investments.

Cash Flow and Capital Allocation

For full year 2024, operating cash flow was $361 million and net capital expenditures were $29 million, resulting in free cash flow of $332 million. For full year 2023, operating cash flow was $311 million and net capital expenditures were $30 million, resulting in free cash flow of $281 million. Operating and free cash flow increased in 2024 due to higher net income, improved working capital and cash flow generated by acquisitions.

The Company repurchased approximately 20,000 shares of Class A common stock at an aggregate cost of $4 million during the fourth quarter of 2024. For full year 2024, the Company repurchased approximately 85,000 shares at an aggregate cost of $17 million. Approximately $145 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2025 Outlook

The Company anticipates full year 2025 sales growth to range from down 3% to up 2% on a reported and organic basis. Full year operating margin is expected to be between 16.7% and 17.3%, or down 60 basis points to flat, and adjusted operating margin is expected to be between 17.7% and 18.3%, or flat to up 60 basis points.

Further 2025 planning assumptions are included in the fourth quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and full year 2024 results on Tuesday, February 11, 2025 at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until February 10, 2026.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2025 financial results, including organic sales growth and adjusted operating margin, our strategy, investments, the benefits from recent acquisitions, our ability to manage geo-political uncertainty and current market conditions and return of capital to shareholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as well as risk factors disclosed in our subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023
Net sales	$540.4	$547.5	$2,252.2	$2,056.3
Cost of goods sold	287.7	291.8	1,190.2	1,095.4
GROSS PROFIT	252.7	255.7	1,062.0	960.9
Selling, general and administrative expenses	162.9	173.1	664.4	604.5
Restructuring	0.8	3.8	7.2	5.5
OPERATING INCOME	89.0	78.8	390.4	350.9
Other (income) expense:
Interest income	(2.8)	(3.2)	(8.9)	(7.2)
Interest expense	2.8	3.8	14.7	8.2
Other expense (income), net	—	0.8	(1.4)	0.4
Total other expense	—	1.4	4.4	1.4
INCOME BEFORE INCOME TAXES	89.0	77.4	386.0	349.5
Provision for income taxes	21.5	21.6	94.8	87.4
NET INCOME	$67.5	$55.8	$291.2	$262.1

BASIC EPS
NET INCOME PER SHARE	$2.02	$1.67	$8.70	$7.85
Weighted average number of shares	33.4	33.4	33.5	33.4
DILUTED EPS
NET INCOME PER SHARE	$2.02	$1.67	$8.69	$7.82
Weighted average number of shares	33.5	33.5	33.5	33.5
Dividends declared per share	$0.43	$0.36	$1.65	$1.38

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$386.9	$350.1
Trade accounts receivable, less reserve allowances of $11.9 million at December 31, 2024 and December 31, 2023	253.2	259.8
Inventories, net:
Raw materials	141.9	150.6
Work in process	16.9	20.2
Finished goods	233.3	228.5
Total Inventories	392.1	399.3
Prepaid expenses and other current assets	51.3	51.8
Total Current Assets	1,083.5	1,061.0
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	691.6	677.2
Accumulated depreciation	(436.8)	(429.0)
Property, plant and equipment, net	254.8	248.2
OTHER ASSETS:
Goodwill	715.0	693.0
Intangible assets, net	235.0	216.1
Deferred income taxes	36.4	23.6
Other, net	72.3	67.5
TOTAL ASSETS	$2,397.0	$2,309.4

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$148.0	$131.8
Accrued expenses and other liabilities	190.8	190.3
Accrued compensation and benefits	79.1	83.7
Total Current Liabilities	417.9	405.8
LONG-TERM DEBT	197.0	298.3
DEFERRED INCOME TAXES	10.9	13.5
OTHER NONCURRENT LIABILITIES	63.3	78.5
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,366,685 shares at December 31, 2024 and 27,352,701 shares at December 31, 2023	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 5,953,290 shares at December 31, 2024 and 5,958,290 shares at December 31, 2023	0.6	0.6
Additional paid-in capital	696.2	674.3
Retained earnings	1,184.8	979.1
Accumulated other comprehensive loss	(176.4)	(143.4)
Total Stockholders’ Equity	1,707.9	1,513.3
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,397.0	$2,309.4

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2024	2023
OPERATING ACTIVITIES
Net income	$291.2	$262.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	34.6	30.1
Amortization of intangibles	19.8	13.2
(Gain) on sale of assets, loss on disposal, impairment of long-lived asset and other	(5.2)	0.2
Stock-based compensation	19.5	20.2
Deferred income tax	(14.7)	(18.8)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	3.3	6.2
Inventories	13.6	27.0
Prepaid expenses and other assets	(9.0)	(20.6)
Accounts payable, accrued expenses and other liabilities	8.0	(8.8)
Net cash provided by operating activities	361.1	310.8
INVESTING ACTIVITIES
Additions to property, plant and equipment	(35.3)	(29.7)
Proceeds from the sale of property, plant and equipment	5.9	—
Business acquisitions, net of cash acquired	(96.3)	(313.4)
Other investing activity	1.0	—
Net cash used in investing activities	(124.7)	(343.1)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	—	240.0
Payments of long-term debt	(100.0)	(90.0)
Payments for tax withholdings on vested stock awards	(13.0)	(15.8)
Payments for debt issuance costs	(2.3)	—
Payments for finance leases and other	(2.7)	(2.8)
Proceeds from share transactions under employee stock plans	—	0.1
Payments to repurchase common stock	(17.0)	(16.0)
Dividends	(55.5)	(46.5)
Net cash (used in) provided by financing activities	(190.5)	69.0
Effect of exchange rate changes on cash and cash equivalents	(9.1)	2.6
INCREASE IN CASH AND CASH EQUIVALENTS	36.8	39.3
Cash and cash equivalents at beginning of year	350.1	310.8
CASH AND CASH EQUIVALENTS AT END OF YEAR	$386.9	$350.1

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as restructuring costs, acquisition-related costs, gain or loss on sale of assets, pension settlements and contingent consideration adjustments. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain or loss on sale of assets, pension settlements, contingent consideration adjustments, other investment gain and the related income tax impacts on these items and tax adjustment items. Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of sales and sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2024	2023	2024	2023

Net sales	$540.4	$547.5	$2,252.2	$2,056.3

Operating income	$89.0	$78.8	$390.4	$350.9
Operating margin %	16.5%	14.4%	17.3%	17.1%

Adjustments for special items:
Restructuring	$0.8	$3.8	$7.2	$5.5
Acquisition-related costs	1.1	6.3	14.2	11.3
Contingent consideration adjustment	—	(2.5)	—	(2.5)
Gain on sale of assets	—	—	(4.4)	—
Pension settlement	—	—	(7.8)	—
Total adjustments for special items	$1.9	$7.6	$9.2	$14.3

Adjusted operating income	$90.9	$86.4	$399.6	$365.2
Adjusted operating margin %	16.8%	15.8%	17.7%	17.8%

Net income	$67.5	$55.8	$291.2	$262.1

Adjustments for special items - tax effected:
Restructuring	$0.6	$2.8	$5.4	$4.1
Acquisition-related costs	0.8	4.7	10.7	8.3
Contingent consideration adjustment	—	(2.5)	—	(2.5)
Gain on sale of assets	—	—	(3.5)	—
Pension settlement	—	—	(5.8)	—
Other investment gain	—	—	(1.0)	—
Tax adjustment items	(0.4)	5.3	—	5.3
Total adjustments for special items - tax effected	$1.0	$10.3	$5.8	$15.2

Adjusted net income	$68.5	$66.1	$297.0	$277.3

Diluted earnings per share	$2.02	$1.67	$8.69	$7.82
Restructuring	0.02	0.08	0.16	0.12
Acquisition-related costs	0.02	0.14	0.32	0.25
Contingent consideration adjustment	—	(0.08)	—	(0.08)
Gain on sale of assets	—	—	(0.11)	—
Pension settlement	—	—	(0.17)	—
Other investment gain	—	—	(0.03)	—
Tax adjustment items	(0.01)	0.16	—	0.16
Adjusted diluted earnings per share	$2.05	$1.97	$8.86	$8.27

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended				Fourth Quarter Ended
	December 31, 2024				December 31, 2023
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$400.2	113.6	54.8	$568.6	$389.5	132.8	50.3	$572.6
Elimination of intersegment sales	(2.2)	(5.0)	(21.0)	(28.2)	(2.5)	(4.8)	(17.8)	(25.1)
Net sales from external customers	$398.0	108.6	33.8	$540.4	$387.0	128.0	32.5	$547.5

Segment earnings	$86.9	11.0	5.9	$103.8	$78.2	19.2	4.1	$101.5
Segment margin %	21.8%	10.2%	17.5%	19.2%	20.2%	15.0%	12.6%	18.5%

Corporate operating loss - excluding special items				$(12.9)				$(15.1)
Corporate special items				(1.1)				(3.0)
Corporate operating loss				$(14.0)				$(18.1)

Adjustments for segment special items:	$1.2	(1.9)	(0.1)	$(0.8)	$(2.8)	(1.9)	0.1	$(4.6)

Operating income				$89.0				$78.8
Operating margin %				16.5%				14.4%

	Year Ended				Year Ended
	December 31, 2024				December 31, 2023
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$1,673.8	476.3	218.7	$2,368.8	$1,436.0	536.8	201.3	$2,174.1
Elimination of intersegment sales	(8.9)	(23.0)	(84.7)	(116.6)	(7.9)	(24.7)	(85.2)	(117.8)
Net sales from external customers	$1,664.9	453.3	134.0	$2,252.2	$1,428.1	512.1	116.1	$2,056.3

Segment earnings	$376.0	53.2	24.5	$453.7	$328.5	72.4	19.3	$420.2
Segment margin %	22.6%	11.7%	18.3%	20.1%	23.0%	14.1%	16.6%	20.4%

Corporate operating loss - excluding special items				$(54.1)				$(55.0)
Corporate special items				(1.7)				(5.8)
Corporate operating loss				$(55.8)				$(60.8)

Adjustments for segment special items:	$(3.5)	(3.4)	(0.6)	$(7.5)	$(3.3)	(2.0)	(3.2)	$(8.5)

Operating income				$390.4				$350.9
Operating margin %				17.3%				17.1%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2024	$398.0	$108.6	$33.8	$540.4
Net sales December 31, 2023	387.0	128.0	32.5	547.5
Dollar change	$11.0	$(19.4)	$1.3	$(7.1)
Net sales % increase (decrease)	2.8%	(15.2)%	4.0%	(1.3)%
Foreign exchange impact	0.2%	(0.1)%	(0.6)%	—%
Acquisition impact	(5.9)%	—%	—%	(4.1)%
Organic sales (decrease) increase	(2.9)%	(15.3)%	3.4%	(5.4)%

	Year Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2024	$1,664.9	$453.3	$134.0	$2,252.2
Net sales December 31, 2023	1,428.1	512.1	116.1	2,056.3
Dollar change	$236.8	$(58.8)	$17.9	$195.9
Net sales % increase (decrease)	16.6%	(11.5)%	15.4%	9.5%
Foreign exchange impact	0.1%	(0.3)%	0.8%	—%
Acquisition impact	(14.5)%	—%	(7.0)%	(10.4)%
Organic sales increase (decrease)	2.2%	(11.8)%	9.2%	(0.9)%

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2023	$387.0	$128.0	$32.5	$547.5
Net sales December 31, 2022	350.4	128.3	23.2	501.9
Dollar change	$36.6	$(0.3)	$9.3	$45.6
Net sales % increase (decrease)	10.4%	(0.2)%	40.1%	9.1%
Foreign exchange impact	—%	(5.1)%	0.7%	(1.3)%
Acquisition impact	(9.5)%	—%	(37.3)%	(8.4)%
Organic sales increase (decrease)	0.9%	(5.3)%	3.5%	(0.6)%

	Year Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2023	$1,428.1	$512.1	$116.1	$2,056.3
Net sales December 31, 2022	1,390.0	499.1	90.4	1,979.5
Dollar change	$38.1	$13.0	$25.7	$76.8
Net sales % increase	2.7%	2.6%	28.4%	3.9%
Foreign exchange impact	0.2%	(1.8)%	4.5%	(0.1)%
Acquisition impact	(2.4)%	—%	(27.9)%	(3.0)%
Organic sales increase	0.5%	0.8%	5.0%	0.8%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2024	2023

Net cash provided by operations	$361.1	$310.8
Less: additions to property, plant, and equipment	(35.3)	(29.7)
Plus: proceeds from the sale of property, plant, and equipment	5.9	—
Free cash flow	$331.7	$281.1

Net income	$291.2	$262.1

Cash conversion rate of free cash flow to net income	113.9%	107.2%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2024	2023

Current portion of long-term debt	$—	$—
Plus: Long-term debt, net of current portion	197.0	298.3
Less: Cash and cash equivalents	(386.9)	(350.1)
Net debt	$(189.9)	$(51.8)

Net debt	$(189.9)	$(51.8)
Plus: Total stockholders’ equity	1,707.9	1,513.3
Capitalization	$1,518.0	$1,461.5

Net debt to capitalization ratio	(12.5)%	(3.5)%

TABLE 6

2025 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2025 Outlook
Approximately
Net Sales
Net sales growth	(3)% to 2%
Forecasted impact of acquisition / FX	-
Organic sales growth	(3)% to 2%

Operating Margin
Operating margin	16.7% to 17.3%
Forecasted restructuring / other costs	1.0%
Adjusted operating margin	17.7% to 18.3%